UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 17, 2011

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final results of voting on the matter submitted to a vote of security holders during Verigy’s court meeting of shareholders (referred to as the “Court Meeting”) on June 17, 2011 are as follows:

Proposal 1 - to approve the Scheme of Arrangement, by and among Verigy Ltd., the Scheme Shareholders and Advantest Corporation, pursuant to which Advantest Corporation will acquire all of the outstanding ordinary shares of Verigy Ltd. for $15.00 per share in cash.

Shares Voted For	Shares Voted Against	Shares Abstained
33,428,360	73,530	146,034

Heads Voted For	Heads Voted Against	Heads Abstained
798	47	31

In connection with the Court Meeting, Verigy also solicited proxies with respect to a proposal to adjourn the Court Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies. The adjournment proposal, which was unnecessary in light of the approval of the adoption of the Scheme of Arrangement by Verigy shareholders as indicated above, was not submitted to Verigy shareholders for approval at the Court Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ MARGO M. SMITH
Margo M. Smith, Executive Vice President & General Counsel

Date: June 17, 2011